Exhibit 5.1

FRORIEP

ZURICH
GENEVA
ZUG
LAUSANNE
LONDON
MADRID

To:

Auris Medical Holding AG Bahnhofstrasse 21 6300 Zug Switzerland
Zurich, September 1, 2015	Marco A. Rizzi | Partner mrizzi@froriep.ch

Auris Medical Holding AG – Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Swiss counsel to Auris Medical Holding AG (the "Company") in connection with the filing on the date hereof of a registration statement on Form F-3 (the "Registration Statement") including a prospectus (the "Base Prospectus") to be supplemented by one or more prospectus supplements (each a "Prospectus Supplement", and each together with the Base Prospectus, a "Prospectus") for the purpose of registering under the United States Securities Act of 1933, as amended (the "Securities Act") certain securities including common shares, par value of CHF 0.40 each of the Company to be issued after the date hereof (the "Shares"). As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by the Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For the purpose of giving this opinion, we have only examined the following documents (the "Documents"):

(i)	a pdf copy of the Registration Statement;

FRORIEP	Attorneys at law	Bellerivestrasse 201	P.O. Box 385	8034	Zurich	T +41 44 386 60 00	froriep.com

(ii)	a pdf copy of the notarially certified articles of incorporation of the Company in their version of May 18, 2015 (the "Articles"); and

(iii)	the original of a certified excerpt from the Commercial Register of the Canton of Zug dated August 31, 2015 relating to the Company (the "Excerpt").

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein. In this opinion, Swiss legal concepts are expressed in English language terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Assumptions

In rendering the opinion below, we have assumed:

a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

b)	the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or material statements given in connection with, the Documents;

c)	the Registration Statement has been duly filed by the Company;

d)	the Articles and the Excerpt are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles or the Excerpt as of the date hereof;

e)	to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate;

f)	(i) a sufficient number of Shares will be available for issuance, (ii) the Registration Statement is effective and will continue to be effective, (iii) the offering and sale of and payment for the Shares or the issuance of Shares upon conversion or exercise of any security offered under the Registration Statement (the “Offered Securities”) will be in accordance with the limitations referred to in the Registration Statement, (iv) the consideration received for the

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g)	issuance and sale of the Shares will not be less than the nominal value of the Shares, (v) to the extent applicable, the Shares will be issued in accordance with articles 647-653h, 931a – 937 and 973c of the Swiss Code of Obligations as well as the relevant commercial register regulations, and (vi) the issuance and sale of the Shares and Offered Securities will not violate and will be authorized by the Articles (as amended from time to time) or organizational regulations of the Company, any applicable law or any requirement or restriction imposed by any court or governmental body having jurisdiction of the Company;

h)	prior to the time of delivery of any of the Shares or Offered Securities, the Board of Directors shall have duly established the terms of such Offered Securities and duly authorized the issuance and sale of such Shares or Offered Securities and such authorization shall not have been modified or rescinded; and

i)	all Shares and Offered Securities will be sold in the manner stated in the Registration Statement and the relevant Prospectus.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that, the Shares, when sold or upon conversion or exercise of any Offered Security, will be validly issued, fully paid-in (up to their nominal amount) and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the Shares).

4.	Qualifications

The above opinions are subject to the following qualifications:

a)	The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

b)	This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

c)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement or any Prospectus.

d)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

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* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ FRORIEP

FRORIEP

Marco A. Rizzi

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